TIDAL TRUST III 485BPOS

Exhibit 99(a)(ii)

TIDAL TRUST III

THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Amended August 23, 2024

i

ii

TIDAL TRUST III

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

THIS THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of this 23rd day of August 2024, by the Trustees hereunder, and amends and restates that certain Second Amended and Restated Agreement and Declaration of Trust, dated May 7, 2024 (the “Second Amended Declaration”).

WHEREAS, the Trust has been formed upon the filing of the Certificate of Trust with the Delaware Secretary of State on May 19, 2016, to carry on business as set forth more particularly hereinafter;

WHEREAS, the Trustees desire to continue the statutory trust formed pursuant to that certain Agreement and Declaration of Trust dated May 19, 2016 (and later operated under the Amended and Restated Agreement and Declaration of Trust dated January 31, 2018, and then the Second Amended Declaration and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware on May 19, 2016; and

WHEREAS, the Trustees desire to amend and restate the Second Amended Declaration pursuant to the power of the Trustees set forth in section 8.3;

NOW, THEREFORE, the Trustees agree that the Second Amended Declaration is hereby amended and restated in its entirety and the Trustees hereby declare that the Trustees will hold all cash, securities, and other assets which the Trust may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions set forth in this Third Amended and Restated Agreement and Declaration of Trust.

ARTICLE I

The Trust

Section 1.1. Name. This Trust shall be known as “Tidal Trust III” and the Trustees shall conduct the business of the Trust under that name or any other name or names as the Trustees may from time to time determine.

Section 1.2. Definitions. Whenever used herein, unless otherwise required by context or specifically provided, the following terms shall have the following meanings:

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act.

“Class” shall mean a portion of Shares of a Series of the Trust established in accordance with Section 5.3 hereof.

“Code” shall mean the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations promulgated thereunder, as adopted and amended from time to time.

“Commission” shall mean the U.S. Securities and Exchange Commission (or the meaning given such term in the 1940 Act).

“Declaration” or “Declaration of Trust” shall mean this Third Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time, including by way of any classifying or reclassifying Shares of any Series or any Class of any such Series or determining any designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions thereof.

“Delaware Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. §3801, et. seq., as such Act may be amended from time to time.

“Fundamental Policies” shall mean the investment policies and restrictions set forth from time to time in any Prospectus or contained in any current Registration Statement of the Trust or any Series filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with the requirements of the 1940 Act that are expressly designated as fundamental policies of such Series as they may be amended from time to time in accordance with the 1940 Act.

“Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act.

“Majority Shareholder Vote” shall mean a vote of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust, any Series of the Trust or any Class thereof, as applicable.

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions therefrom, as adopted or amended from time to time.

The “1933 Act” refers to the Securities Act of 1933, and the rules and regulations promulgated thereunder and applicable exemptions therefrom, as adopted or amended from time to time.

“Person” shall mean and include natural persons, corporations, partnerships, limited partnerships, limited liability partnerships, business trusts, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.

“Prospectus” shall mean the current prospectus or offering memorandum of securities of the Trust or of any Series thereof or of any Class of any such Series, as applicable.

“Series” shall mean the separate Series of Shares that may be established and designated as series pursuant to Section 5.2 hereof or any one of such series, as applicable.

“Series Liabilities” shall mean as of any particular time any and all debts, obligations or other liabilities, contingent or otherwise, of or relating to a particular Series of the Trust.

“Series Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of a particular Series.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, any Series of the Trust or any Class of any Series, as applicable, at such time.

“Shares” shall mean the transferable units of beneficial interest in the Trust or in a Series of the Trust and includes fractions of Shares as well as whole Shares, which Shares may be classified as relating to particular Series and Classes within a Series. All references to Shares shall be deemed to be Shares of any or all Series or Classes as the context may require.

“Trust” shall mean the trust established by under the Delaware Act by this Declaration, as amended from time to time, inclusive of each such amendment and every Series established hereunder.

“Trustees” shall mean the signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other Persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

Section 1.3. Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE II

Trustees

Section 2.1. Number and Qualification. Each Trustees shall become a Trustee and be bound by this Declaration and the By-Laws when such Person signs this Declaration of Trust as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof. Prior to any offering of Shares, there may be a sole Trustee and thereafter the number of Trustees shall be such number, not less than one or more than fifteen, as shall be set forth in a written instrument or resolution signed or adopted by a majority of the Trustees then in office. An individual nominated as a Trustee shall be at least 21 years of age and not older than such age as may be set forth in a written instrument or resolution signed or adopted by not less than a majority of the Trustees then in office. Trustees need not own Shares and may succeed themselves in office.

Section 2.2. Term and Election. Each Trustee shall serve until death, resignation, the attainment of the mandatory retirement age, if any, as set by the Trustees, declared incompetent by a court of appropriate jurisdiction, removal or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees . Subject to the foregoing sentence, each Trustee named herein or elected or appointed pursuant to the terms hereof shall hold office until such Trustee’s successor has been elected and has qualified to serve as Trustee. Election of Trustees at a meeting shall be by the affirmative vote of the holders of a plurality of the Shares present in person or by proxy. Each individual elected or appointed as a Trustee of the Trust shall, unless otherwise provided by such election or appointment, also thereby be elected or appointed, as the case may be, as a Trustee of each Series of the Trust in existence at any time such individual is a Trustee. The Trustees may elect one of themselves to serve as Chair.

Section 2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause at any time by written instrument, signed by two-thirds of the remaining Trustees, specifying the date when such removal shall become effective. Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) without cause at any time by a written instrument, signed or adopted by two thirds of the remaining Trustees or by vote of Shares having not less than two-thirds of the aggregate number of Shares entitled to vote in the election of such Trustee, specifying the date when such removal shall become effective. Upon the resignation or removal of a Trustee, or such Person otherwise ceasing to be a Trustee, such Person shall cease to hold any Series Property previously held in the name of such former Trustee, without any requirement that such former Trustee execute and deliver any conveyance or acknowledgment thereof.

Section 2.4. Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed, or a resolution approved, by a majority of the Trustees then in office or by election by the Shareholders. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only when or after the expected vacancy occurs and upon such Trustee accepting his or her appointment in writing. No vacancy shall operate to annul this Declaration or to revoke any existing authority or power existing pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. In the event of the death, declination, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s officers are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

ARTICLE III

Powers and Duties of Trustees

Section 3.1. General. The Trustees shall have exclusive and absolute control over the Series Property of each Series and over the business of the Trust and any Series thereof to the same extent as if the Trustees were the sole owners of all such Series Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The powers of the Trustees may be exercised without order of or resort to any court. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder. Unless provided otherwise in this Declaration of Trust and except as required by the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present), within or without the State of Delaware, or without a meeting by written consent of a majority of the Trustees then in office.

Section 3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time, to:

(a)          manage, conduct, operate and carry on the business of an investment company, and exercise all powers necessary or appropriate to the conduct of such operations;

(b)          To invest and reinvest cash and other property, to hold cash or other property uninvested, subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments of every nature and kind, including but not limited to securities of any type whatsoever, whether equity or non equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trustees shall not be limited by any present or future law limiting the investments that may be made by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3.2 either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure

Section 3.3. Legal Title. Series Property shall be held separate and apart from any assets now or hereafter held in any capacity other than Trustee hereunder by the Trustees or any successor Trustees. Title to all Series Property shall at all times be vested in the Trust, except that the Trustees shall have power to cause legal title to any Series Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or any Series thereof, or in the name of any other Person as nominee, custodian, sub-custodian, or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof therein is appropriately protected.

The right, title and interest of the Trustees in the Series Property shall vest automatically in each Person who may hereafter become a Trustee upon his or her due election and qualification. Upon the ceasing of any Person to be a Trustee for any reason, such Person shall automatically cease to have any right, title or interest in any of the Series Property, and the right, title and interest of such Trustee in the Series Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

Section 3.4. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, shall have the power to establish from time to time in accordance with the provisions of Section 5.2 and 5.3 hereof Series and Classes representing interests in the Trust or a Series thereof and, subject to the more detailed provisions set forth in Article VII, shall have the power to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the applicable Series of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware governing business corporations. Notwithstanding anything contained herein to the contrary, the Trustees may in their sole discretion determine that Shares of any Series or Class will be issued in lots of such aggregate number of Shares determined by the Trustees, to be called creation units or such other term as the Trustees shall determine (as so defined, “Creation Units”), except with respect to the initial capital contribution by the Adviser, sub-adviser or its affiliates, as discussed herein, and in connection with the issuance or redemption of such Creation Units, charge such transaction fees or other fees as the Trustees shall determine. The Trust may issue shares in less than Creation Unit denominations with respect to the initial capital contribution by the Adviser, sub-adviser or its affiliates. The Trustees and any person duly authorized shall have the right to refuse to accept investments in any Series or Class at any time without any cause or reason therefor whatsoever.

Section 3.5. Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage in connection with the activities of any Series to the maximum extent permitted by law, regulation or order and the Fundamental Policies of any Series and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of such Series, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person; provided, however, that the assets of any particular Series shall not be used as security for any credit extended solely or partially to one or more other Series.

Section 3.6. Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Series Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the applicable Series or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted by the 1940 Act, as well as any further delegations the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time, except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to any Series of the Trust; to pay all claims, including taxes, against any Series Property, the Trust or any Series of the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to any Series Property, the Trust or any Series of the Trust, the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to any Series of the Trust; and to enter into releases, agreements and other instruments.

Section 3.8. Expenses. The Trustees shall have power to incur and pay out of the assets or income of any Series of the Trust, any expenses which in the opinion of the Trustees are necessary or appropriate to carry out any of the purposes of this Declaration, and the business of any Series of the Trust, and to pay reasonable compensation from the funds of each Series to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. Subject to the 1940 Act, the Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of any Series. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent of such Series or Class, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares that represent, at the net asset value thereof, the outstanding amount of such charges due from such Shareholder.

Section 3.9. By Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By Laws for the conduct of the business of the Trust.

Section 3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of any Series, including investment advisers, administrators, custodians, transfer agents, shareholder services providers, accountants, counsel, brokers, dealers and others; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Series Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of any Series against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by applicable law, indemnify any Person with whom any Series has dealings, including without limitation any investment adviser, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; (j) list any Series or Class of Shares for trading on a securities exchange or in an over-the-counter market; and (k) make such elections as to the tax status of the Trust and any Series as may be permitted or required under the Code, without the vote of any Shareholder.

Section 3.11. Further Powers. The Trustees shall have the power to conduct the business of the Trust or any Series of the Trust or any Class thereof and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series of the Trust or any Class thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series of the Trust or any Class thereof made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

ARTICLE IV

Limitations of Liability and Indemnification

Section 4.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Series Property or the acts, obligations or affairs of the Trust, except by reason of their own acts or conduct. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware, to the extent that such limitation of liability is greater than the limitation of liability specifically provided in this Section. No Trustee, officer, employee or agent of the Trust or any Series of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Trust or the respective Series or the Shareholders, in connection with Series Property or the affairs of the Trust or the respective Series, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Series Property of the affected Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception regarding Trustees and officers, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 4.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Board of Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

Section 4.2. Indemnification. The Trust hereby agrees, solely out of the assets of the affected Series, to indemnify each Person who at any time serves as Trustee or officer of the Trust (each such Person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this Article IV by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or the respective Series of the Trust and furthermore, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any Person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was (1) authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a Person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any Person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(a)          Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(b)          The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so directs, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(c)          The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he or she may be lawfully entitled.

(d)          Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority, solely out of the assets of the affected Series, to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust provided that such indemnification has been approved by a majority of the Trustees.

Section 4.3. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust or any Series of the Trust or Class thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series of the Trust, and every other act or thing whatsoever executed in connection with the Trust or any Series of the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Series Property, the Shareholders of each Series, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 4.4. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust or any Series of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series of the Trust or Class thereof, upon an opinion of counsel, or upon reports made to the Trust or any Series thereof by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other expert may also be a Trustee.

ARTICLE V

Shares of Beneficial Interest

Section 5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be represented by an unlimited number of transferable shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. The power to make certain changes against Shareholders and their Shares shall not be considered assessments for the foregoing purpose.

Section 5.2. Series Designation. The Trustees, in their discretion from time to time, may authorize the division of Shares into one or more Series, with or without par value, each Series relating to a separate portfolio of investments and each of which Series shall be a separate and distinct Series of the Trust. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series and to fix and determine the relative rights and preferences as between the different Series. The establishment and designation of any Series shall be effective upon the adoption by a majority of the then Trustees of a resolution setting forth the establishment and designation of such Series (or when authorized to do so, by any officer of the Trust pursuant to the vote of a majority of the Trustees of the Trust). Such resolution shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may adopt a resolution approved by a majority of their number abolish or alter that Series and the establishment and designation thereof.

Section 5.3. Class Designation. The Trustees, in their discretion from time to time, may authorize the reclassification of Shares of any Series into one or more Classes of Shares, all the assets of which Series shall remain commingled and not allocated among the different Classes thereof. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Classes and to fix and determine the relative rights, terms, conditions and expenses applicable to each Class of Shares to the maximum extent permitted by the 1940 Act. The establishment and designation of any Class of Shares shall be effective upon the adoption by a majority of the then Trustees of a resolution setting forth the establishment and designation of such Class (or when authorized to do so, by an officer of the Trust pursuant to the vote of a majority of the Trustees of the Trust). At any time that there are no Shares outstanding of any particular Class previously established and designated, the Trustees may adopt a resolution approved by a majority of the Trustees, abolish or alter that Class and the establishment and designation thereof.

Section 5.4. Description of Shares. If the Trustees shall reclassify the Shares of the Trust into one or more Series or create Classes of Shares, the following provisions shall be applicable:

Number of Shares. The number of Shares of each Series or Class that may be issued shall be unlimited. The Trustees may, but shall not be required to, classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees may, but shall not be required to, hold redeemed Shares as treasury Shares (of the same or some other Series or Class), reissue such Shares for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time. Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(a)          Exchange and Conversion Privileges. The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange or convert their Shares for or into Shares of one or more other Series of Shares or Class(es) of Shares of the Trust or for interests in one or more other trusts, corporations, or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees from time to time.

(b)          Investment of Property. The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

(c)          Allocation of Assets. All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class of such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds in whatever form the same may be, together with such Series’ or Class’s share of any other assets of the Trust, shall be held by the Trustees and Trust for the benefit of the Shareholders of such Series and, subject to the rights of creditors of such Series only, shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments that are not readily identifiable as belonging to any particular Series, such assets shall be allocated among the Series in proportion to their net assets as a proportion of the total net assets of the Trust unless the Trustees shall have affirmatively allocated them among any one or more of the Series established and designated from time to time in any other manner or basis as they, in their sole discretion, deem fair and equitable, and anything so allocated to a Series shall belong to such Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and for all purposes.

(d)          Allocation of Liabilities. The assets belonging to each particular Series or attributable to each particular Class of such Series shall be charged with the liabilities of the Trust in respect of that Series or Class and with all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as being attributable to any particular Series or Class shall be allocated and charged against assets of the Series and Classes of each Series in proportion to their net assets as a proportion of the total net assets of the Trust unless the Trustees shall have affirmatively allocated them among any one or more of the Series or Classes established and designated from time to time in any other manner or basis as the Trustees in their sole discretion deem fair and equitable; provided that any incremental expenses allocated to one or more Classes of Shares on a basis other than the relative net asset values of the respective Classes shall be allocated in a manner consistent with the 1940 Act. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to a particular Series or attributable to a particular Class be charged with any liabilities attributable to another Series or Class. Any creditor may look only to the assets of the particular Series with respect to which such Person is a creditor for satisfaction of such creditor’s debt.

(e)          Dividends. The power of the Trust to pay dividends and make distributions with respect to any one or more Series shall be governed by Section 5.12 of this Declaration of Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trust may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trust may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trust may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on each Class of a Series shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions, and such dividends and distributions need not be pro rata with respect to dividends and distributions paid to Shares of any other Class of such Series. Dividends and distributions shall be paid with respect to Shares of a given Class only out of lawfully available assets attributable to such Class.

Section 5.5. Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series or Class, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, or appraisal rights (except as specified in Section 8.4 or as specified by the Trustees in the designation or redesignation of any Series or Class thereof) or other right to subscribe to any additional Shares or other securities by the Trust.

Section 5.6. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, members or shareholders of any such entity.

Section 5.7. Issuance of Shares. The Trustees, in their discretion, may from time to time without the vote of the Shareholders issue Shares (including fractional Shares) with respect to any Series that may have been established pursuant to Section 5.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without the approval, vote or consent of the Shareholders of any Series or Class, unless required by applicable law, to divide, combine, merge or otherwise consolidate the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interest in such Series of the Trust. Issuances and redemptions of Shares may be made in whole Shares, l/l,000ths of a Share, and/or multiples of either of the foregoing (including only in Creation Units approved pursuant to Section 3.4 hereto), or as the Trustees may otherwise determine. The Trustees, in their discretion, may take any and all such other action with respect to the Shares as the Trustees may deem desirable.

Section 5.8. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or any transfer or similar agent duly appointed by the Trustees under the direction of the Trustees. Such books shall be conclusive as to who are the holders of the Shares of the applicable Series and Classes thereof and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he or she has given his or her address to a transfer or similar agent or such other officer or agent of the Trustees . It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

Section 5.9. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. . Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and none of the Trustees, transfer agent, registrar, officers, employees or agents of the Trust shall be affected by any notice of the proposed transfer.

Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the books of the Trust as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and none of the Trustees, transfer agent, registrar, officers, employees or agents of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 5.10. Notices. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 5.11. Net Asset Value. The value of the assets of the Trust or any Series of the Trust or any Class of such Series, the amount of liabilities of the Trust or any Series of the Trust or any Class of such Series and the net asset value of each outstanding Share of any Series or Class shall be determined at such time or times and on such days as the Trustees may determine in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to value the assets and liabilities of the Trust and make net asset value determinations and calculations may be delegated by the Trustees. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 5.12. Distributions to Shareholders.

(a)          The Trust shall from time to time distribute among the Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they or any Persons to whom they delegate such determination may deem proper or as may otherwise be determined in the instrument setting forth the terms of such Series or Class of Shares, which need not be ratable with respect to distributions in respect of Shares of any other Class. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or any combination thereof. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(b)          Distributions may be made to the Shareholders of record entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Trust prior to the date of payment.

(c)          The Trust may always retain from any source such amount as the Trustees or their delegate may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as the Trustees or their delegate otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.

ARTICLE VI

Shareholders

Section 6.1. Meetings of Shareholders. The Trust may, but shall not be required to, hold annual meetings of the Shareholders of any or all of the Classes or Series. An annual or special meeting of Shareholders may be called at any time only by the Trustees. Any meeting of Shareholders shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

Section 6.2. Voting. Shareholders shall have no power to vote on any matter, except matters on which a vote of Shares is expressly required by applicable law, this Declaration or resolution of the Trustees. In particular, no amendment of this Declaration, and no merger, consolidation, share exchange or sale of assets of the Trust or any Series thereof, and no conversion of the Trust to any other form of organization or any other action of the Trust or Series thereof shall require any vote or other approval of any of the Shareholders, except as provided by the foregoing sentence. Any matter required to be submitted for approval of any of the Shares and affecting more than one Series or Class shall require approval by the required vote of Shares of the affected Series or Classes voting together as a single Series or Class and, if such matter affects one or more Series or Classes thereof differently from one or more other Series or Classes, approval, to the extent provided by applicable law, this Declaration or resolution of the Trustees, by the required vote of Shares of each such Series or Class voting as a separate Series or Class shall be required in order to be approved with respect to such Series or Class; provided, however, that except to the extent required by the 1940 Act, there shall be no separate class votes on the election or removal of Trustees or the selection of auditors for the Trust and its Series. Shareholders of a particular Series shall not be entitled to vote on any matter that affects the rights or interests of only one or more other Series. There shall be no cumulative voting in the election or removal of Trustees.

Section 6.3. Quorum and Required Vote.

(a)          The holders of one-third of the outstanding Shares of the Trust on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of all Shareholders of the Trust is being taken. The holders of one-third of the outstanding Shares of the affected Series or Classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of such Series or Classes, respectively, is being taken. Shares underlying a proxy as to which a broker or other intermediary states its absence of authority or lack of instruction to vote with respect to one or more matters or fails to abstain or vote on or against one or more matters shall be treated as present for purposes of establishing a quorum or proportion of shares voted for taking action on any such matter only to the extent so determined by the Trustees at or prior to the meeting of Shareholders at which such matter is to be considered.

(b)          Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Shareholders, (i) the affirmative vote of a plurality of the Shares entitled to vote for the election of any Trustee or Trustees shall be the act of such Shareholders with respect to the election of such Trustee or Trustees, (ii) the affirmative vote of a majority of the Shares present in person or represented by proxy on any other matter and entitled to vote on such matter shall be the act of the Shareholders with respect to such matter, and (iii) where a separate vote of any Series or Class is required on any matter, the affirmative vote of a majority of the Shares of such Series or Class present in person or represented by proxy on such matter and entitled to vote on such matter shall be the act of the Shareholders of such Series or Class with respect to such matter.

Section 6.4. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy may be given in writing. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a Person of unsound mind, and subject to guardianship or to the legal control of any other Person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other Person appointed or having such control, and such vote may be given in person or by proxy. The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Trustees as the Trustees shall determine.

Section 6.5. Reports. The Trustees shall cause to be prepared and sent to Shareholders at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations containing financial statements of the Trust prepared in conformity with generally accepted accounting principles and applicable law. Separate reports may be prepared for the various Series. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees may prepare and send to Shareholders of any Series or Class any other reports.

Section 6.6. Inspection of Records. The records of the Trust shall be open to inspection by Persons who have been holders of record of at least $25,000 in net asset value or liquidation preference of Shares for a continuous period of not less than six months to the same extent and for the same purposes as is permitted under the Delaware General Business Corporation Law to shareholders of a Delaware business corporation.

Section 6.7. Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted thereon consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 6.8. Additional Provisions. The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE VII

Redemption

Section 7.1. Redemptions. Outstanding Shares of any Series of the Trust or any Class thereof may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application by any Shareholder or pursuant to authorization from any Shareholder of a particular Series or Class, redeem or repurchase from such Shareholder outstanding Shares of such Series or Class for an amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series or Class (which formula shall be consistent with the 1940 Act); provided that (a) such amount per share shall not exceed any limitations imposed under applicable law; (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption; and (c) the redemption or repurchase of such Shares is in accordance with such procedures or methodologies that the Trustees from time to time may adopt for such Series or Class, including, in the case of Shares of any Series or Class issued only in Creation Units pursuant to Section 5.7, procedures restricting the right of redemption to Creation Units by not allowing redemption of partial or fractional Creation Units if so determined by the Trustees, except with respect to redemptions of the initial capital contribution. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series or Class from time to time. The proceeds of the redemption of Shares shall be paid in cash or property (tangible or intangible) or any combination thereof in the sole discretion of the Trustees or, if not determined by them, the Trust’s investment adviser.

Section 7.2. Disclosure of Holding. The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code or any other applicable laws.

Section 7.3. Redemptions of Small Accounts; Other Redemptions. The Trustees shall have the power to redeem shares of any Series or Class at a redemption price determined in accordance with Section 7.1 above, (a) in connection with the termination of any Series or Class of Shares, (b) if at any time the total investment in such account does not have a value of at least such minimum amount as may be specified in the Prospectus for such Series or Class from time to time, (c) as provided by Section 3.8, or (d) if the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law. . In the event the Trustees determine to exercise their power to redeem Shares provided in subsection (b) of this Section 7.3, the Shareholder shall be notified that the value of his account is less than the applicable minimum amount at least fifteen (15) days prior to effecting a redemption of Shares as a result of not satisfying such a requirement.

ARTICLE VIII

Duration: Termination of Trust; Amendment; Mergers, Etc.

Section 8.1. Duration. Subject to termination in accordance with the provisions of Section 8.2 hereof, the Trust created hereby shall have perpetual existence.

Section 8.2. Termination.

(a)          The Trust or any Series may be dissolved by the affirmative vote of a majority of the Trustees, and without any vote of the Shareholders thereof, except as may be required by the 1940 Act. Upon the dissolution of the Trust or any Series:

(1)          The Trust or such Series shall carry on no business, except for the purpose of winding up its affairs.

(2)          The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at a public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust or any Series shall require approval of the principal terms of the transaction and the nature and amount of the consideration with the same vote as required for dissolution pursuant to paragraph (a) above.

(3)           After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of the Trust or any Series, in cash or in kind or partly in each, among the Shareholders of such Series according to their respective rights.

(b)          After the winding up and termination of the Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Upon termination of any Series, the Trustees shall thereunder be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

Section 8.3. Amendment Procedure.

(a)          Subject to Section 8.3(b), this Declaration may be amended in any respect by the affirmative vote or approval in writing of the Trustees and without any vote of the Shareholders of the Trust or any Series or Class, except as may be required by the 1940 Act.

(b)          Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders. Expenses of the Trust charged directly to Shareholders pursuant to Section 3.8 hereof or fees or sales charges payable upon or in connection with redemptions of Shares pursuant to Section 7.1 hereof shall not constitute “assessments” for purposes of this Section 8.3(b).

(c)          An amendment duly adopted by the requisite approval of the Board of Trustees and, if required, Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by a majority of the Trustees or an officer of the Trust setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, Shareholders as aforesaid, or a copy of the Declaration, as amended, and executed by a majority of the Trustees or an officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 8.4. Reorganization, Merger, Consolidation and Sale of Assets. The Trust or any Series or Classes thereof to the extent permitted by law may merge or consolidate with or into one or more trusts or corporations, associations, or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) or may sell, lease or exchange all or substantially all of the Trust Property or the property of any Series including its good will or may acquire all or substantially all of the property of any other corporation, association, trust or other organization or any series, sub-trust or other designated portion thereof, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any vote by the Shareholders of the Trust or any Series or Class, except as may be required by the 1940 Act, and any such merger, consolidation, sale, lease, exchange or purchase shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

The approval of the Trustees shall be sufficient to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include Shares or interest in such Series of the Trust, entity, or series thereof. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

ARTICLE IX

Miscellaneous

Section 9.1. Filing; Headings. This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or an officer of the Trust stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees or an officer of the Trust and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration.

Section 9.2. Derivative and Direct Actions.

(a)          The purpose of this Section is to adopt additional standards and restrictions to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder claims, demands and derivative actions.

(b)          Subject to the Delaware Act, Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series or Class, as applicable, unless each of the following conditions is met:

(1)          Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(2)          Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, as of the time the demand required by subparagraph (3) below was made;

(3)          Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the affected Series or Class (a “demand”), which demand (A) shall be executed by or on behalf of no less than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other complaining Shareholder executing such written demand and (B) shall include at least the following:

(A)	a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

(B)	a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series of Class, as applicable and an explanation of why the complaining Shareholders believe that to be the case;

(C)	a certification that the requirements of sub-paragraphs (1) and (2) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

(D)	a list of all other derivative or class actions in which any of the complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

(E)	a certification of the number of Shares of the affected Series or Class owned beneficially or of record by each complaining Shareholder at the time set forth in subparagraphs (1), (2), and (3) of this paragraph (b) and an undertaking that each complaining Shareholder will be a Shareholder of the affected Series or Class as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer or other disposition by any of the complaining Shareholders of any such Shares within three business days thereof; and

(F)	an acknowledgment of the provisions of paragraphs (f), (g) and (i) of this Section 9.2 below.

(4)          Shareholders owning Shares representing no less than a majority of the then Outstanding Shares of the Trust or the affected Series or Class, as applicable, must join in bringing the derivative action; and

(5)          A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (1)-(4) above have already been met and the derivative action has not been barred in accordance with paragraph (d) below.

(c)          Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand or a committee comprised of some or all of such Trustees (the “independent Trustees”) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”). Notice of any such decision to extend the review period shall be sent in accordance with the provisions of the By-Laws pertaining to shareholder communications to the complaining Shareholders, or, the Shareholders’ counsel if represented by counsel, in writing within five business days of any decision to extend the period. Trustees who are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders. The Trustees may require an undertaking by the Shareholders making a demand to reimburse the Trust for the expense of any counsel or advisor to the Trustees considering a demand in the event that the Trustees determine not to bring the requested action.

(d)          If the demand has been properly made under paragraph (b) of this Section 9.2, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this paragraph (d) by sending in accordance with the provisions of the By-Laws written notice to each complaining Shareholder, or the Shareholder’s counsel, if represented by counsel, within five business days of such decision having been reached.

(e)          If notice of a decision has not been sent to the complaining Shareholders or the Shareholders’ counsel within the time permitted by paragraph (d) above, and subparagraphs (1) through (5) of paragraph (b) above have been complied with, the complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.

(f)          Each complaining Shareholder whose demand is rejected pursuant to paragraph (d) above shall be responsible, jointly and severally with any and all other complaining Shareholders, for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the Trust’s consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose.

(g)          The Trust shall be responsible for payment of attorneys’ fees and legal expenses incurred by a Shareholder bringing a derivative or direct action in any circumstances only if required by law, and any such attorneys’ fees the Trust is obligated to pay shall be calculated using reasonable hourly rates. The Trust shall not be responsible for payment of any attorneys’ fees incurred in connection with a Shareholder’s prosecution of any action that are calculated on the basis of a contingency agreement or a percentage of recovery. No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, or any Series or Class thereof, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by the Shareholders of the Trust, or the Series or Class, generally. Without limiting the generality of the foregoing, claims to vindicate a Shareholder’s contractual voting rights constitute direct claims only when the alleged injury to the Shareholder relating to the claim about his, her, or its voting rights is distinct from injury alleged to be suffered by the Shareholders of the Trust, or the Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Series or Class with respect to which the direct action is brought at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

(h)          Each Shareholder who commences or maintains a derivative or direct action in violation of this Section 9.2 shall, jointly and severally, reimburse the Trust for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 9.2. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action shall be borne, jointly and severally, by each Shareholder who commenced the action.

(i)          The provisions of this section 9.2 do not apply to claims brought under the federal securities laws.

Section 9.3. Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

Section 9.4. Governing Law.

(a)          This Declaration is executed by a majority of the Trustees for the purpose of creating a “statutory trust” under the Delaware Statutory Trust Statute and establishing this Declaration as the “governing instrument” of the Trust within the meaning of the Delaware Statutory Trust Statute. The rights of all Persons hereunder and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State of Delaware, although such laws shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers. Without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)                Notwithstanding the first sentence of Section 9.4(a) of this Article IX, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(c)                 Choice of Forum Provision. Unless the Trust consents in writing to the selection of an alternative forum, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in a federal or state court located within the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. This Section 7(c) will not apply to claims brought under the federal securities laws.

Section 9.5. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 9.6. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to the existence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trust.

Section 9.7. Writings; Delivery by Electronic Transmission or Otherwise. To the fullest extent permitted by applicable laws and regulations: (a) all requirements in this Declaration of Trust or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and (b) all requirements in this Declaration of Trust or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees. Notwithstanding any provision in this Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration of Trust or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

Section 9.8.Provisions in Conflict with Law or Regulation.

(a)          The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration to the extent of such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)          If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the 23rd day of August, 2024.

/s/ Ethan Powell
Ethan Powell as Trustee and not individually

/s/ Monica H. Byrd
Monica H. Byrd as Trustee and not individually

Pamela Cytron
Pamela Cytron as Trustee and not individually

/s/ Lawrence Jules
Lawrence Jules as Trustee and not individually

/s/ Guillermo Trias
Guillermo Trias as Trustee and not individually